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                                  STATE STREET
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                           DREYFUS FOUNDERS FUNDS, INC
                                  FEE SCHEDULE
                              EFFECTIVE 08/01/2001

I.   SECURITY CUSTODY

A.   DOMESTIC SECURITIES
     Asset Based Fee on a total relationship basis:
       .25/100 of 1% (.25 basis point) on al domestic assets.

     Transaction Fee, per transaction:
       Depository Eligible          $ 5.00
       Physical Deliver             $15.00
       Participant Trust Company (PTC) Eligible   $ 8.00
       PTC Asset-backed Security Paydown          $ 8.00
       Other Asset-backed Security Paydown        $ 8.00
       Federal Funds Wire Received or Delivered   $ 4.50

B.   FOREIGN SECURITIES

     See attached Global Fee schedule, appendix I.

C.   BALANCE CREDITS (TO THE FUND)
     State Steet will first offset custody fees with custody balance credits, to the extent excess custody balance credits are available, they can be used to offset transfer agency fees. Any credits in excess of these two above mentioned fees will be carried forward from month to month through the end of the calendar year. Custody balance credits will be applied on a fund by fund basis to offset fees. For calculation purposes, State Street uses an actual/actual basis. Balance credits are calculated at 85% of the bank credit rate applied to average custody collected cash balances for the month.

     The bank credit rate is the equivalent to the lesser of:
       The average 91-day Treasury Bill discount rate for the month, or The average Federal Funds rate of the month less 50 basis points.

D.   OVERDRAFT CHARGES

     Overdrafts will be calculated at the Prime Rate (as published in the Wall Street Journal) and charged on a daily basis.

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II.  BANK OPERATIONS

A.   ITEM CHARGES

     Account Maintenance            $ 60.00 per account/month
     Checks Cleared                 $ 0.17 per check
     Deposited Items *
     Pre-encoded                    $ 0.085
     Un-encoded                     $ 0.125
     Federal Reserve Check Chrg     $ 0.08
     Internal Transfers             $ 1.00 per transfer
     Microfilming Checks            $ 0.015
     Return Items                   $ 1.15 per item
     Check Copies                   $ 3.00 per check
     NSCC Settlement                $ 200.00 per month (out of pocket)
     ACH Item Fee                   $ 0.10 per item
     ACH File Fee                   $ 15.00 per file
     Wires In/Out                   $ 4.50 per wire
     Stop Payments                  $ 15.00 per check
     Signature Verification         $ 0.40 per check
     Return Cks to Shareholders **  $0.10 per check
     Overdraft Charges              Prime rate per Wall Street Journal

B.   BALANCE CREDITS

     TRANSFER AGENCY:
     State Street will first offset bank service fees with bank balance credits, to the extent excess bank balance credits are available, they can be used to offset transfer agency fees. Any credits in excess of these two above fees will be carried forward from month to month through the end of the calendar year. Bank balance credits will be applied on a fund by fund basis to offset fees. For calculation purposed, State Street used an actual/actual basis. Balance credits are calculated at 50% of the bank credit rate applied to average bank collected cash balances for the month.

     The bank credit rate is the equivalent to the lesser of:
       The average 91-day Treasury Bill discount rate of the month, or The average Federal Funds rate of the month less 50 basis points.

     * Additional per item fees will normally be imposed for clearing through the Federal Reserve System or a direct send to a commercial bank, and for transportation.

     ** Plus Postage.

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III. NOTES TO THE ABOVE FEE SCHEDULE

A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

B. The above schedule does not include out-of-pocket or reimbursable expenses that would be incurred by State Street on the client's behalf. Examples of these expenses include but are not limited to forms, postage, mailing services, telephone line and long distance charges, remote client hardware, disaster recovery, magnetic tapes, printing, ACH bank charges, NSCC charges, proxy processing, pricing services, and overnight mailing services. State Street bills these expenses separately from service fees.

C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by State Street.

E. The fees are guaranteed for a one year period commencing on the effective date of the service agreement between State Street and the client. These fees are subject to an annual review. Any changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

F. All Transfer Agency Demand Deposit Account balances will receive earnings based on the preceding formula stated in Section II - Part B (Balance Credits). All services for Bank Operations will be billed directly to the fund.








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DREYFUS FOUNDERS                         STATE STREET
FUND, INC.

BY:                                            BY:
   -------------------------------------          ------------------------------
TITLE:                                         TITLE:
   -------------------------------------          ------------------------------
DATE:                                          DATE:

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APPENDIX I
                               GLOBAL FEE SCHEDULE

      COUNTRY BASED CHARGES:

================================================================================
  COUNTRY    ASSET CHARGE TRANSACTION    COUNTRY    ASSET CHARGE   TRANSACTION
                             CHARGE                                   CHARGE
=====================================  =========================================
Argentina        25.0        $98.50       Lithuania        35.0         $48.50
Australia         3.0        $25.50       Luxembourg        7.0         $48.50
Austria          7.50        $48.50       Malaysia         10.0         $48.50
Bahrein          50.0       $148.50       Mauritius        40.0        $123.50
Bangladesh       40.0        $98.50       Mexico            6.0         $73.50
Belize           45.0       $123.50       Morocco          40.0         $98.50
Belgium          7.50        $48.50       Namibia          35.0        $123.50
Bermuda          40.0        $73.50       Netherlands       5.0         $28.50
Bolivia          45.0       $123.50       New Zealand       6.0         $48.50
Botswana         40.0        $98.50       Norway            6.0         $48.50
Brazil           20.0        $98.50       Oman             65.0        $148.50
Bulgaria         50.0        $98.50       Pakistan         40.0         $98.50
Canada            2.0        $15.50       Peru             40.0         $98.50
Chile            35.0        $98.50       Philippines      15.0         $98.50
China            35.0        $98.50       Poland           40.0         $98.50
Columbia         45.0        $98.50       Portugal         20.0         $98.50
Croatia          50.0        $98.50       Romania          40.0         $98.50
Cyprus           45.0       $123.50       Russia           35.0        $298.50
Czech Republic   25.0        $98.50       Singapore        10.0         $48.50
Denmark           6.0        $48.50       Slovakia         45.0        $123.50
Ecuador          35.0        $98.50       Slovak Republic  45.0         $73.50
Egypt            45.0       $148.50       Slovania         45.0         $98.50
Estonia          45.0        $48.50       South Africa      5.0         $73.50
Euroclear         3.0        $23.50       South Korea      18.0         $73.50
Finland          10.0        $48.50       Spain            7.50         $68.50
France            4.0        $25.50       Sri Lanka        25.0         $98.50
Germany           4.0        $24.50       Swaziland        40.0        $198.50
Ghana            35.0        $98.50       Sweden           7.50         $21.50
Greece           35.0        $98.50       Switzerland       4.0         $15.50
Hong Kong         9.0        $28.50       Taiwan           22.0         $98.50
Hungary          40.0        $98.50       Thailand         10.0         $73.50
Iceland          35.0        $48.50       Trinidad &       35.0         $98.50
                                          Tobago
India            40.0        $98.50       Tunisia          45.0        $123.50
Indonesia        10.0        $98.50       Turkey           25.0         $98.50
Ireland           6.0        $48.50       Ukraine          55.0        $273.50
Israel           40.0        $98.50       United Kingdom    3.0         $16.50
Italy             5.0        $48.50       Uruguay          40.0         $98.50
Ivory Coast      75.0       $148.50       Venezuela        40.0         $98.50
Jamaica          45.0       $123.50       Zambia           35.0         $98.50
Japan             3.0        $17.50       Zimbabwe         35.0         $98.50
Jordan           40.0        $98.50
Kenya            35.0        $98.50
Latvia           65.0        $48.50


NOTE:  Any country not listed above will be  negotiated  at time of  investment.
Out-of-Pocket   Expenses  will  be  billed  as  included   (e.g.   stamp  taxes,
registration costs, script fees, special transportation costs, etc.).


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